As filed with the Securities and Exchange Commission on March 4, 2016

No. 333-207608

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GLYECO, INC.

(Name of registrant as specified in its charter)

Nevada	2810	45-4030261
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

4802 E. Ray Rd., Ste. 23-408

Phoenix, AZ 85044

(866) 960-1539

(Address and telephone number of principal executive offices and principal place of business)

Matt Hamilton

General Counsel and Corporate Secretary

4802 E. Ray Rd., Ste. 23-408

Phoenix, AZ 85044

(866) 960-1539

(Name, address, and telephone number of agent for service)

Copies to:

David E. Danovitch, Esq.

Robinson Brog Leinwand Greene Genovese & Gluck P.C.

875 Third Avenue

New York, NY 10022

(212) 603-6300

Approximate date of commencement of proposed sale to the public: Not applicable. This Post-Effective Amendment deregisters those securities that remain unsold as of the date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," "non-accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☒

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 is being filed to disclose the number of shares of common stock, par value $0.0001 per share, that are being deregistered and to confirm that the deregistration will occur off of this second post-effective amendment.

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 2 (the “Post-Effective Amendment) relates to the Registration Statement on Form S-1 (File No. 333-207608) of GlyEco, Inc., a Nevada corporation (the “Company”), which was filed with the Securities and Exchange Commission on October 26, 2015, as amended on November 24, 2015, and December 3, 2015, by pre-effective amendment, and as supplemented from time to time, relating to the sale of 50,200,947 shares of common stock of the Company, par value $0.0001 per share (the “Registration Statement”).

The Company hereby amends the Registration Statement to deregister 12,725,327 shares of common stock registered pursuant to the Registration Statement that remain unsold.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 4, 2016.

GLYECO, INC.

By:	/s/ David Ide
David Ide
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ David Ide	Chief Executive Officer
David Ide	(Principal Executive Officer)	March 4, 2016

/s/ Ian Rhodes	Chief Financial Officer
Ian Rhodes	(Principal Financial Officer and Principal Accounting Officer)	March 4, 2016

/s/ Dwight Mamanteo
Dwight Mamanteo	Chairman	March 4, 2016

/s/ Michael Jaap
Michael Jaap	Director	March 4, 2016

/s/ Richard Q. Opler
Richard Q. Opler	Director	March 4, 2016

/s/ Karim Babay
Karim Babay	Director	March 4, 2016

/s/ Charles Trapp
Charles Trapp	Director	March 4, 2016

/s/ Frank Kneller
Frank Kneller	Director	March 4, 2016